SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 15, 2004

                                 PRIME AIR, INC.
             (Exact name of registrant as specified in its charter)



             Nevada                    333-28249                Not  Applicable
             ------                    ---------                ---------------
(State or other jurisdiction of      (Commission               (I.R.S. Employer
incorporation  or  organization)     File Number)               Identification
No.)


       650 - 1500 West Georgia, Vancouver, British Columbia, Canada V6G 3A9;
                                  (604)685-4321
     -----------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 13, 2004, Prime Air, Inc.'s Board of Directors resolved the following in a duly constituted directors meeting:

a. Christopher Benson resigned as President of the Corporation and was replaced by Dr. Albert R. Bruno.
b.  Christopher  Benson  was  appointed  Senior  Vice  President  and  Assistant
Treasurer;
c.  Jan  Gossing  was  appointed  as  Treasurer;
d. John Eberhard was replaced as Corporate Secretary by John Kenney. John Kenney was also appointed as co-legal counsel.
e. Douglas J. Lineberry, who was already appointed as Director and Corporate Counsel, was appointed Assistant Secretary;
e. Blaine Haug was removed as Vice President of New Business Development and as director and officer of Prime Air, Inc.'s BC subsidiary;

The minutes of the meeting were not certified until January 11, 2005, which becomes the effective of the resolutions.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 13, 2004, Prime Air, Inc.'s Board of Directors resolved to change the official corporate address to: 650 - 1500 West Georgia, Vancouver, British Columbia, Canada V6G 3A9; (604)685-4321.

Additionally, the directors resolved that Washington State shall serve as venue for and jurisdiction for any suit, claim or action brought against any Director or Officer for any claim, action or failure to act regarding all matters concerning Prime Air, Inc. and Prime Air (BC) Inc. Section 9.6 of the Corporate By-laws was amended accordingly.


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Similarly,  the  directors resolved to insert the phrase "which includes fax and email" following "telegraphing", in Section 3.4 of Prime Air, Inc. Corporate By-laws.

The minutes of the meeting were not certified until January 11, 2005, which becomes the effective of the resolutions.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January  14,  2005                  PRIME  AIR,  INC.


                                            By:  /s/  Albert  Bruno
                                                 --------------------
                                                 Dr.  Albert  Bruno
                                                 President  &  CEO
                                                 (Principal  Executive  Officer)


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